UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________
FORM 8-K
 _______________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 28, 2018
 _______________________________________________________________
HUNTINGTON BANCSHARES INCORPORATED
(Exact name of registrant as specified in its charter)
 _______________________________________________________________

Maryland	1-34073	31-0724920
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Huntington Center 41 South High Street Columbus, Ohio	43287
(Address of principal executive offices)	(Zip Code)

(614) 480-2265
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
_______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§24012b-2).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.
On June 28, 2018, Huntington was notified by the Federal Reserve that it had no objection to Huntington's proposed capital actions included in Huntington's capital plan submitted in the 2018 Comprehensive Capital Analysis and Review (“CCAR”). These actions included a 27% increase in the quarterly dividend per common share to $0.14, starting in the third quarter of 2018, the repurchase of up to $1.068 billion of common stock over the next four quarters (July 1, 2018 through June 30, 2019), and maintaining dividends on the outstanding classes of preferred stock and trust preferred securities. Any capital actions, including those contemplated in the above announced actions, are subject to consideration and evaluation by Huntington’s Board of Directors.
A copy of the press release is attached as Exhibit 99.1 hereto.

Item  9.01 Financial Statements and Exhibits.

(d)	Exhibits.
Exhibit 99.1 – News release of Huntington Bancshares Incorporated, dated June 28, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTINGTON BANCSHARES INCORPORATED

Date:	June 28, 2018	By:	/s/ Jana J. Litsey
Jana J. Litsey
General Counsel

EXHIBIT INDEX
Exhibit No.    Description

Exhibit 99.1    News release of Huntington Bancshares Incorporated, dated June 28, 2018.